UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  March 8, 2006

                                SEARCHHELP, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                    333-97687                 11-3621755
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                  1055 Stewart Avenue, Suite 12, Bethpage, New
                   York 11714 (Address of principal executive
                          offices, including zip code)

                                  516-922-4765
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to
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      CFR 230.425)

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      Exchange Act (17 CFR 240.14d-2(b))

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      Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

      As a result of the review of our financial statements by our Board of Directors in connection with the preparation of our Annual Report on Form 10-KSB for the year ended December 31, 2005, and after reviewing certain accounting principles we have applied in previously issued financial statements, on March 8, 2006 our Board of Directors determined that the carrying value of a Deferred License Fee was impaired at December 31, 2005 and should be written off in its entirety. The Deferred License Fee relates to SearchHelp's participation interest in certain revenues from a mold-remediation product licensed to Environmental Commercial Technology Corp. ("ECT"). SearchHelp originally acquired this participation interest on February 3, 2004, as more fully discussed in SearchHelp's amended Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission on August 24, 2005.

      Previously, the Deferred License Fee had been presented at a value of $1,950,000 at December 31, 2004 and $1,750,000 at September 30, 2005,
respectively. In making its determination, the Board considered, among others, the following factors: delays in the development of the mold-remediation product relating to its chemical formulation; statements by BioNeutral Laboratories Corporation USA ("BioUSA"), the parent company of ECT, that such product would not be ready for market until at least late 2007; projections furnished by BioUSA estimating aggregate revenue for the mold-remediation product of only $2.5 million for the period 2007-2010; and BioUSA's working capital position and need for additional financing. Following its review, the Board determined that the carrying value of the Deferred License Fee should be reduced to zero.

      This impairment will have no impact on SearchHelp's future cash expenditures. However, pursuant to a Settlement Agreement entered into on October 20, 2005 between SearchHelp and BioUSA, SearchHelp continues to be obligated to pay a total of $100,000, in two installments of $50,000 each due on October 20, 2006 and 2007, respectively. SearchHelp has commenced litigation against BioUSA seeking to have this payment obligation nullified, although such litigation is in a preliminary stage and its outcome cannot be predicted at this time. Accordingly, SearchHelp will continue to carry this obligation on its financial statements at December 31, 2005, March 31, 2006 and possibly thereafter.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 8, 2006

                                      SEARCHHELP, INC.

                                      By:  /s/ William Bozsnyak
                                           --------------------------------
                                      Name:    William Bozsnyak
                                      Title:   Chief Executive Officer